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                                                                       EXHIBIT A

                         UNITEDHEALTH GROUP INCORPORATED
               SUPPLEMENTAL LONG TERM EXECUTIVE COMPENSATION PLAN


1. ESTABLISHMENT AND PURPOSE. This Supplemental Long Term Executive Compensation Plan (the "Plan") was approved and adopted by the Compensation and Human Resources Committee of the Board of Directors of UnitedHealth Group Incorporated (together with its subsidiaries, the "Company"). The purpose of this Plan is to advance the interests of the Company and its shareholders by attracting and retaining key Company employees and by stimulating the efforts of such employees to contribute to the continued success and growth of the Company's business.

2. PLAN DESIGN. (a) The Compensation and Human Resources Committee of the Board or any successor committee (the "Committee") may, in its discretion, from time to time establish one or more Performance Cycles as set forth in Section 3.

        (b) At the beginning of each Performance Cycle (or, in the case of the Performance Cycles set forth in Sections 3(a)(i), (ii) and
                (iii), on the effective date), the Chief Executive Officer of the Company shall recommend, and the Committee shall approve, with or without modification, in its discretion:

                (i) the Company Performance Goals for such Performance Cycle as set forth in Section 4; and

                (ii) the target aggregate amount to be awarded under this Plan for such Performance Cycle (the "Target Pool" for such Performance Cycle) and the maximum aggregate amount available to be awarded under this Plan for such Performance Cycle (the "Maximum Pool" for such Performance Cycle).

        (c) At the beginning of each Performance Cycle (or, in the case of the Performance Cycles set forth in Sections 3(a)(i), (ii) and
                (iii), on the effective date), the Chief Executive Officer of the Company shall designate the persons who shall participate in this Plan with respect to such Performance Cycle as set forth in
                Section 5 (each, a "Participant" with respect to such Performance Cycle).

        (d) At the beginning of each Performance Cycle (or, in the case of the Performance Cycles set forth in Sections 3(a)(i), (ii) and
                (iii), on the effective date), the Office of the Chair of the Company or any successor office or officer (the "Office of the Chair") shall:


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                (i)     establish each Participant's  Individual Performance
                        Goals for such Performance Cycle as set forth in Section 6; and

                (ii) establish the target and range of each Participant's possible award under this Plan for such Performance Cycle as set forth in Section 7.

        (e) Promptly after the end of each Performance Cycle, the Chief Executive Officer of the Company shall:

                (i) prepare and present to the Committee a review and evaluation of the Company's actual performance during such Performance Cycle in comparison to the Company Performance Goals for such Performance Cycle; and

                (ii) recommend, and the Committee shall approve, with or without modification, in its discretion, the actual aggregate amount to be awarded under this Plan for such Performance Cycle (the "Actual Pool" for such Performance Cycle) as set forth in Section 8.

        (f) Promptly after the Committee determines the Actual Pool for a Performance Cycle, the Office of the Chair shall:

                (i) review and evaluate the performance of each Participant with respect to such Performance Cycle and such Participant's Individual Performance Goals; and

                (ii) determine the amount to be awarded to such Participant with respect to such Performance Cycle under this Plan.

The aggregate amount awarded to all Participants with respect to a Performance Cycle shall not exceed the amount of the Actual Pool for such Performance Cycle.

        (g) Promptly after the Office of the Chair makes the determinations referred to in (e) above, the Company shall pay the amounts so awarded to Participants as set forth in Section 9.

3. ESTABLISHMENT OF PERFORMANCE CYCLES; MAXIMUM POOLS FOR PERFORMANCE CYCLES. (a) The Committee has determined that the Performance Cycles under this Plan shall be (i) the period comprising calendar years 1999 and 2000; (ii) the period comprising calendar years 1999, 2000, and 2001; (iii) the period comprising calendar years 2000, 2001, and 2002; and (iv) the period comprising calendar years 2001, 2002, and 2003.

        (b) It is anticipated that any future Performance Cycle approved by the Committee will comprise a period of three calendar years which overlaps with


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                prior Performance Cycles in the same manner as the Performance
                Cycles specified in (a)(ii), (iii) and (iv) above.

        (c) The Committee has determined that the Target Pools for the Performance Cycles specified in (a)(i) through (iv) above shall be $4.5 million, $4.9 million, $5.6 million and $5.9 million respectively, and that the Maximum Pools for such Performance Cycles shall be $9.1 million, $9.8 million, $11.2 million and $11.8 million, respectively.

4. ESTABLISHMENT OF COMPANY PERFORMANCE GOALS. (a) It is expected that Company Performance Goals will be quantifiable goals for the Company's performance, measured on an absolute basis, in comparison to selected indices or groups of other companies, or on other objective bases. To the extent practicable, the Company's performance in comparison to the Company Performance Goals shall be subject to independent verification. The Committee may, in its discretion, cause such independent verification to be carried out.

        (b) With respect to the Performance Cycles specified in Sections 3(a), the Committee has established the Company Performance Goals set forth in Exhibit A to this Agreement.

5. DESIGNATION OF PARTICIPANTS. (a) Participants shall be selected from key senior level executives of the Company. Participants may include the Chief Executive Officer of the Company and members of the Office of the Chair. A person's designation as a Participant for any one or more Performance Cycles does not assure or create any presumption that such person will be designated as a Participant for any other Performance Cycles. Reference also is made to Section 17 below with respect to the effect of a person's designation as a Participant.

        (b) A Participant may be selected to participate in this Plan with respect to a portion of a Performance Cycle. In such event, the Participant's award under this Plan with respect to that Performance Cycle will be pro rated based upon the proportion of the Performance Cycle in which the Participant participates. The Chief Executive Officer may, at any time, modify who is eligible to participate in the Plan during a Performance Cycle and the duration of participation in a Performance Cycle.

        (c)     With respect to the respective Performance Cycles specified in
                Section 3(a), the persons identified in Exhibit B to this Agreement have been designated as Participants.

6. ESTABLISHMENT OF INDIVIDUAL PERFORMANCE GOALS. (a) Individual Performance Goals may relate to financial, operating, organizational development, or other goals deemed important to the Company's success and may be modified at any time by the Office of the Chair. Individual Performance Goals may include both


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        quantifiable and non-quantifiable goals. A Participant's Individual
        Performance Goals shall be communicated to the Participant promptly after they have been established, and, if applicable, modified.

        (b) The Office of the Chair's establishment of Individual Performance Goals, and its review and evaluation of a Participant's performance with respect to the Participant's Individual Performance Goals, shall be final.

7. ESTABLISHMENT OF RANGE OF PARTICIPANTS' POSSIBLE AWARDS. (a) The target and range of a Participant's possible awards established by the Office of the Chair shall be between zero and 100% of the Participant's average base compensation during the applicable Performance Cycle. For purposes of this Section 7, "average base compensation" means the sum of the Participant's base earnings during the applicable Performance Cycle, divided by the number of years in the Performance Cycle.

        (b) With respect to each Performance Cycle specified in Section 3(a), the target amount established by the Office of the Chair for each Participant for each such Performance Cycle is 50% of such Participant's average base compensation during the Performance Cycle. The range of possible awards for each such Performance Cycle and Participant is between zero and 100% of each Participant's average base compensation during the applicable Performance Cycle.

8. DETERMINATION OF ACTUAL POOL. The Committee shall have discretion to accept or to modify the Chief Executive Officer's recommendation as to the amount of the Actual Pool for a Performance Cycle, provided that the Actual Pool shall not exceed the Maximum Pool for such Performance Cycle. The Committee's determination in this respect shall be final.

9. PAYMENT OF AMOUNTS AWARDED TO PARTICIPANTS. (a) Subject to the other provisions of this Section 9, the payment of the awards provided for in
        Section 2(g) ("Awards") shall be made in cash no later than six months after the end of the Performance Cycle to which they relate. All such payments are subject to required withholding of federal, state, and local taxes.

        (b) If permitted by applicable law, Participants may elect to (i) defer the payment of Awards under the Company's Executive Savings Plan in accordance with rules and procedures established by the Office of the Chair or (ii) receive Awards in the form of Company stock or stock options if permitted by the Office of the Chair.

        (c) No Award shall be paid to a Participant who is on formal disciplinary action or performance probation at the time the Award otherwise would be paid.


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        (d)     No Award shall be paid to a Participant who is not actively employed by the Company at the time the Award otherwise would be paid except in the case of retirement as provided for in (e) below, or death or disability as provided for in (f) below.

        (e) If a Participant retires before the end of a Performance Cycle or after the end of a Performance Cycle but before an Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a pro rated portion of the Award that the Participant would have received but for such retirement. In such event, (i) the pro rationing shall be based on the portion of such Performance Cycle prior to the Participant's retirement, and (ii) the measurement of Company and Participant performance shall be based on performance through the end of the fiscal year of the Company which ends closest to the Participant's date of retirement. The Committee shall determine the Participant's date of retirement in a manner consistent with Company practices. Any such pro rated Award shall be paid at the same time as other Awards with respect to the applicable Performance Cycle.

        (f) If a Participant dies or becomes permanently and totally disabled before the end of a Performance Cycle or after the end of a Performance Cycle but before an Award is paid, the Committee may, in its discretion, determine that the Participant (or, in the case of death, the Participant's estate) shall be paid a pro rated portion of the Award that the Participant would have received but for such death or disability. In such event,
                (i) the pro rationing shall be based on the portion of such Performance Cycle prior to the Participant's date of death or disability, and (ii) the measurement of Company and Participant performance shall be based on performance through the end of the fiscal year of the Company which ends closest to such date. The Committee shall determine the Participant's date of retirement in a manner consistent with Company practices. Any such pro rated Award shall be paid at the same time as other Awards with respect to the applicable Performance Cycle.

        (g) If a Change in Control (as defined in Section 10 below) occurs during a Performance Cycle, the Company or its successor shall pay each Participant a pro rated portion of the maximum Award for which such Participant is eligible with respect to each such Performance Cycle. Such pro rationing shall be based on the proportion of each such Performance Cycle through the end of the fiscal year of the Company which ends closest to the date of such Change in Control. Any such Awards shall be paid within 90 days of the occurrence of the event constituting such Change in Control, or, if a timely deferral election is then in effect, shall be deferred into the Company's Executive Savings Plan.


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10.     DEFINITION OF CHANGE IN CONTROL.  "Change in Control" means the occurrence of any of the following events:

        (a) The acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, other than the Company or any of its affiliates, or any employee benefit plan of the Company and/or one or more of its affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as hereinafter defined).

        (b) Individuals who, as of January 1, 2000 constitute the Board of Directors of the Company (generally the "Directors" and, as of January 1, 2000, the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to January 1, 2000 whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934) shall be deemed to be a Continuing Director.

        (c) The approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation or dissolution of the Company or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three-quarters of the Continuing Directors.

        (d) The first purchase under any tender offer or exchange offer (other than an offer by the Company or any of its affiliates) pursuant to which shares of the Company's Common Stock are purchased.

        (e) At least a majority of the Continuing Directors determine in their sole discretion that there has been a change of control of the Company.


11. ADMINISTRATION OF PLAN. Except as otherwise provided herein, this Plan shall be administered by the Office of the Chair. The Office of the Chair shall have full power and authority, subject to all the applicable provisions of this Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the


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        proper administration of this Plan, (b) construe, interpret and administer this Plan and any instrument or agreement relating to this Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of this Plan. The Office of the Chair shall have the full power and authority, subject to the approval of the Committee, to amend and/or terminate the Plan at any time, for any reason, with or without notice. Unless otherwise expressly provided in this Plan, each determination made and each action taken by the Office of the Chair pursuant to this Plan or any instrument or agreement relating to this Plan (i) shall be within the sole discretion of the Office of the Chair, (ii) may be made at any time, and (iii) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants and their legal representatives and beneficiaries, and employees of the Company.

12. NONTRANSFERABILITY. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the Awards to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

13. AMENDMENT AND TERMINATION; ADJUSTMENTS. Except to the extent prohibited by applicable law and unless otherwise expressly provided in this Plan:

        (a) The Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan.

        (b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem desirable to carry this Plan into effect.

14.     EFFECTIVE DATE. This Plan shall be deemed effective as of May 10, 2000.

15. HEADINGS. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

16. APPLICABILITY TO SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

17. EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the


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        Company. In the absence of any specific agreement to the contrary, this
        Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any Participant's employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under this Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

18. NO TRUST OR FUND CREATED. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

19. GOVERNING LAW. The validity, construction and effect of this Plan or any Award payable under this Plan shall be determined in accordance with the laws of the State of Minnesota.

20. SEVERABILITY. If any provision of this Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Plan, such provision shall be stricken as to such jurisdiction, and the remainder of this Plan shall remain in full force and effect.

21. AWARDS NOT QUALIFIED PERFORMANCE-BASED COMPENSATION. Awards made under this Plan are not intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.


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